Exhibit 99.1

FOR IMMEDIATE RELEASE	JULY 25, 2007

Investor Relations Contact:	Media Relations Contact:
Sujal Shah	Robert Guenther
610-712-5471	610-712-1514
sujal.shah@lsi.com	robert.guenther@lsi.com
cc07-51
LSI REPORTS SECOND QUARTER 2007 RESULTS
First Full Quarter of Combined Operations with Agere Systems Completed
Second Quarter News Release Summary
■	Second quarter 2007 revenues of $670 million

■	Second quarter 2007 GAAP* net loss of 50 cents per diluted share

■	Second quarter 2007 non-GAAP** net loss of 2 cents per diluted share

■	Cash and short-term investments of $1.2 billion
Third Quarter 2007 Business Outlook
■	Projected revenues of $675 million to $705 million

■	GAAP* net loss range of 9 – 15 cents per diluted share

■	Non-GAAP** net income in the range of 2 – 5 cents per diluted share

*	Generally Accepted Accounting Principles.

**	Excludes stock-based compensation, amortization of acquisition-related intangibles, restructuring of operations and other items, net, purchase accounting effect on inventory, loss on write-down of equity securities and acquired in-process research and development. It also excludes the income tax effect associated with the above mentioned items.

SIGNIFICANT PROGRESS ON MERGER INTEGRATION ACHIEVED
MILPITAS, Calif., July 25, 2007 – LSI Corporation (NYSE: LSI) today reported second quarter 2007 revenues of $670 million, compared to $490 million in the second quarter of 2006 and $465 million in the first quarter of 2007. LSI second quarter financial results reflect the integration of the former Agere Systems. The company’s merger transaction with Agere closed on April 2, 2007.
Second quarter 2007 GAAP* net loss was $378 million or 50 cents per diluted share, compared to second quarter 2006 GAAP net income of $54 million or 13 cents per diluted share. Second quarter 2007 GAAP results compare to first quarter 2007 GAAP net income of $30 million or 7 cents per diluted share. Second quarter 2007 GAAP net loss included $22.8 million of stock-based compensation expense, and a net charge of $340.9 million from other special items, principally related to the company’s merger with Agere.
Second quarter 2007 non-GAAP** net loss was $14.2 million or 2 cents per diluted share, compared to second quarter 2006 non-GAAP net income of $57 million or 14 cents per diluted share. First quarter 2007 non-GAAP net income was $44 million or 11 cents per diluted share.
Cash and short-term investments totaled approximately $1.2 billion at quarter end. LSI also announced today that it has completed its $500 million share repurchase program.
“During our first full quarter of combined operations with Agere, we took significant steps to accelerate our merger integration, and signed a definitive agreement to sell our consumer products business to Magnum Semiconductor,” said Abhi Talwalkar, LSI president and chief executive officer. Today, we’re also announcing a global transition to third-party assembly and test contract manufacturing to leverage greater cost efficiencies and provide scalable capacity. As part of this transition, we have agreed to sell our Thailand assembly and test operations to STATS ChipPAC Ltd. for approximately $100 million.
“Customers are responding positively to the new LSI and our business remains fundamentally strong,” added Talwalkar. “We are winning significant new designs with industry-leading customers as a result of the combination of LSI and Agere, and I am confident that we are well positioned to achieve our long-term objectives. We expect revenue to grow sequentially in the second half of 2007, consistent with typical seasonal patterns.”
Bryon Look, LSI Chief financial officer, said, “We are continuing to drive strategic focus and accelerate operational efficiencies. The steps taken during the second quarter and the manufacturing decisions announced today are significant components of positioning the company for profitable growth.”

LSI Third Quarter 2007 Business Outlook

	GAAP*	Special Items	Non-GAAP**
Revenue	$675 million to $705 million		$675 million to $705 million
Gross Margin	30 – 34%	$70 to $80 million	42 – 44%
Operating Expenses	$285 million to $305 million	$30 to $40 million	$255 million to $265 million
Net Other Income	$0 million		$0 million
Tax	Approximately $5 million		Approximately 20%
Net (Loss)/Income Per Share	($0.15) to ($0.09)	($0.14) to ($0.17)	$0.02 to $0.05
Diluted Share Count	725 million		730 million
Capital spending is projected to be around $20 million in the third quarter and approximately $80 million in total for 2007.
Third quarter depreciation and software amortization is expected to be approximately $25 million.
LSI Conference Call Information
LSI will hold a conference call today at 2 pm PDT to discuss second quarter financial results and the third quarter 2007 business outlook. The number is 1-877-675-5901 within the U.S. and 1-210-839-8500 for all other locations. Internet users can access the conference call at http://www.lsi.com/webcast. Subsequent to the conference call, a replay will be available at the same web address or may be accessed by calling 1-866-357-1423 within the U.S. and 1-203-369-0115 for all other locations.
The company has also scheduled an analyst meeting for July 31, 2007 in New York City. For more information, please visit http://www.lsi.com/investors.
Forward Looking Statements: This news release contains forward-looking statements that are based on the current opinions and estimates of management. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could cause LSI’s actual results to differ materially from those set forth in the forward-looking statements include, but are not limited to: the challenges and costs of integrating and restructuring our operations and achieving anticipated synergies following our recent acquisition of Agere Systems; a delay in the closing of the sale of our Consumer business to Magnum Semiconductor; our ability to successfully and timely transition our assembly and test operations to third parties; fluctuations in the timing and volumes of customer demand; our reliance on major customers and suppliers; our ability to compete successfully in competitive markets; our ability to keep up with rapid technological change; the unavailability of appropriate levels of manufacturing capacity; and general industry and market conditions. For additional information, see the documents filed by LSI with the SEC, and specifically the risk factors set forth in the company’s most recent reports on Form 10-K and 10-Q. LSI disclaims any intention or obligation to update or revise any forward looking statements, whether as a result of new information, future events or otherwise.

About LSI
LSI Corporation (NYSE: LSI) is a leading provider of innovative silicon, systems and software technologies that enable products which seamlessly bring people, information and digital content together. The company offers a broad portfolio of capabilities and services including custom and standard product ICs, adapters, systems and software that are trusted by the world’s best known brands to power leading solutions in the Storage, Networking and Mobility markets. More information is available at www.lsi.com.
# # #
Editor’s Notes:
1.	All LSI news releases (financial, acquisitions, manufacturing, products, technology etc.) are issued exclusively by PR Newswire and are immediately thereafter posted on the company’s external website, http://www.lsi.com.

2.	The LSI logo design is a trademark of LSI Corporation.

3.	All other brand or product names may be trademarks or registered trademarks of their respective companies.

LSI CORPORATION
Consolidated Condensed Statements of Operations (GAAP)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Six Months Ended
	July 1,	April 1,	July 2,	July 1,	July 2,
	2007	2007	2006	2007	2006
Revenues	$669,939	$465,415	$489,635	$1,135,354	$965,519

Cost of revenues	395,607	263,670	277,970	659,277	547,840
Purchase accounting effect on inventory	47,904	—	—	47,904	—
Amortization of acquisition related intangibles	71,310	5,285	10,801	76,595	22,017
Stock-based compensation expense	3,148	1,944	2,458	5,092	3,983

Total cost of revenues	517,969	270,899	291,229	788,868	573,840

Gross profit	151,970	194,516	198,406	346,486	391,679

Research and development	192,955	99,130	95,719	292,085	193,471
Stock-based compensation expense	8,978	4,717	4,643	13,695	9,165

Total research and development	201,933	103,847	100,362	305,780	202,636

Selling, general and administrative	97,440	57,087	58,439	154,527	121,533
Amortization of acquisition related intangibles	6,676			6,676
Stock-based compensation expense	10,687	4,523	6,197	15,210	11,981

Total selling, general and administrative	114,803	61,610	64,636	176,413	133,514

Restructuring of operations and other items, net	25,920	(8,080)	(21,648)	17,840	(15,998)
Acquired in-process research and development	176,400	6,500	—	182,900	—

(Loss)/income from operations	(367,086)	30,639	55,056	(336,447)	71,527

Interest expense	(9,049)	(3,890)	(6,428)	(12,939)	(12,758)
Interest income and other, net	10,790	10,531	10,319	21,321	19,846

(Loss)/income before income taxes	(365,345)	37,280	58,947	(328,065)	78,615
Provision/(benefit) for income taxes	12,500	7,456	5,100	19,956	11,600

Net (loss)/income	$(377,845)	$29,824	$53,847	$(348,021)	$67,015

(Loss)/income per share:
Basic	$(0.50)	$0.07	$0.14	$(0.60)	$0.17

Diluted	$(0.50)	$0.07	$0.13	$(0.60)	$0.17

Shares used in computing per share amounts:
Basic	751,114	404,230	397,790	577,672	396,312

Diluted	751,114	409,808	405,613	577,672	404,213

A reconciliation between net (loss)/income on a GAAP basis to a non-GAAP net (loss)/income are included below.

	Three Months Ended			Six Months Ended
	July 1,	April 1,	July 2,	July 1,	July 2,
	2007	2007	2006	2007	2006
Reconciliation of GAAP to Non-GAAP net income:

GAAP net (loss)/income	$(377,845)	$29,824	$53,847	$(348,021)	$67,015

Special items:
a) Stock-based compensation expense — Cost of revenues	3,148	1,944	2,458	5,092	3,983
b) Stock-based compensation expense — R&D	8,978	4,717	4,643	13,695	9,165
c) Stock-based compensation expense — SG&A	10,687	4,523	6,197	15,210	11,981
d) Amortization of acquisition related intangibles — Cost of revenues	71,310	5,285	10,801	76,595	22,017
e) Amortization of acquisition related intangibles — SG&A	6,676	—	—	6,676	—
f) Purchase accounting effect on inventory	47,904	—	—	47,904	—
g) Restructuring of operations and other items, net	25,920	(8,080)	(21,648)	17,840	(15,998)
h) Acquired in-process research and development	176,400	6,500	—	182,900	—
i) Loss/(gain) on sale/write-down of certain equity securities	2,396	—	—	2,396	(1,429)
j) Income tax effect	10,264	(369)	453	9,895	(317)

Total special items	363,683	14,520	2,904	378,203	29,402

Non-GAAP net (loss)/income	$(14,162)	$44,344	$56,751	$30,182	$96,417

Non-GAAP income per share:
Basic	$(0.02)	$0.11	$0.14	$0.05	$0.24

Diluted*	$(0.02)	$0.11	$0.14	$0.05	$0.24

Shares used in computing Non-GAAP per share amounts:
Basic	751,114	404,230	397,790	577,672	396,312

Diluted	751,114	409,808	431,693	587,248	404,213

*	In computing non-GAAP diluted earnings per share for the three month period ended July 2, 2006, net income was increased by $3,500 for interest, net of taxes, on the $350 million convertible notes considered dilutive common stock equivalents.

	Three Months Ended			Six Months Ended
	July 1,	April 1,	July 2,	July 1,	July 2,
	2007	2007	2006	2007	2006
Reconciliation of shares used in the calculation of GAAP to Non-GAAP diluted net income per share:

Diluted shares used in per-share calculation — GAAP	751,114	409,808	405,613	577,672	404,213
Dilutive options, RSUs and ESPPs	—	—	—	9,576	—
Effect of $350 million convertible notes considered dilutive	—	—	26,080	—	—

Diluted shares used in per-share calculation - Non-GAAP	751,114	409,808	431,693	587,248	404,213

LSI CORPORATION
Consolidated Condensed Balance Sheets
(In millions)
(Unaudited)

	July 1,	April 1,	July 2,
	2007	2007	2006
Assets

Current assets:
Cash and short-term investments	$1,158.3	$1,016.6	$1,200.6
Accounts receivable, net	424.4	303.4	310.8
Inventories	285.0	229.1	173.8
Prepaid expenses and other current assets	252.4	62.3	85.6

Total current assets	2,120.1	1,611.4	1,770.8

Property and equipment, net	246.1	89.2	94.1
Goodwill and other intangibles	4,231.8	997.8	949.1
Other assets	227.1	103.4	108.0

Total assets	$6,825.1	$2,801.8	$2,922.0

Liabilities and Stockholders’ Equity

Current liabilities:
Other current liabilities	$699.4	$383.7	$482.9
Current portion of long-term debt	—	—	272.6

Total current liabilities	699.4	383.7	755.5

Long-term debt	719.5	350.0	350.0
Pension, tax and other liabilities	519.7	131.5	73.5

Total liabilities	1,938.6	865.2	1,179.0

Minority interest in subsidiary	0.2	0.2	0.2

Stockholders’ equity:
Common stock and additional paid-in capital	6,453.6	3,121.0	3,055.4
Accumulated deficit	(1,575.9)	(1,198.1)	(1,322.9)
Accumulated other comprehensive income	8.6	13.5	10.3

Total stockholders’ equity	4,886.3	1,936.4	1,742.8

Total liabilities and stockholders’ equity	$6,825.1	$2,801.8	$2,922.0

LSI CORPORATION
Statement of Cash Flows
(In thousands, except where noted)
(Unaudited)

	Three Months Ended			Six Months Ended
	July 1,	April 1,	July 2,	July 1,	July 2,
	2007	2007	2006	2007	2006
Operating Activities:
Net (loss)/income	$(377,845)	$29,824	$53,847	$(348,021)	$67,015
Adjustments:
Depreciation & amortization *	101,599	18,576	22,831	120,175	48,166
Stock-based compensation expense	22,813	11,184	13,298	33,997	25,129
Non-cash restructuring and other items	(29)	228	209	199	(2,749)
Acquired in-process research and development	176,400	6,500	—	182,900	—
Gain on sale of intellectual property	—	—	(15,000)	—	(15,000)
Gain on sale of Gresham manufacturing facility and associated intellectual property	—	—	(12,553)	—	(12,553)
Write-off of intangible assets acquired in a purchase business combination	—	—	3,325	—	3,325
Non-cash foreign exchange (gain)/loss	(4,277)	389	1,057	(3,888)	469
Loss/(gain) on sale/write-down of equity securities	2,396	—	218	2,396	(1,211)
Loss/(gain) on sale of property and equipment	160	(9,662)	(5)	(9,502)	(5)
Changes in deferred tax assets and liabilities	(5,501)	31	23	(5,470)	20
Changes in assets and liabilities, net of assets acquired and liabilities assumed in business combinations:
Accounts receivable	104,715	45,450	(44,366)	150,165	12,523
Inventories	64,896	(19,654)	8,613	45,242	17,306
Prepaid expenses and other assets	9,299	24,565	(15,381)	33,864	(5,977)
Accounts payable	(94,585)	(36,469)	31,751	(131,054)	8,743
Accrued and other liabilities	29,840	(14,980)	1,575	14,860	3,801

Net cash provided by operating activities	29,881	55,982	49,442	85,863	149,002

Investing activities:
Purchases of debt securities available-for-sale	(61,606)	(60,630)	(216,019)	(122,236)	(382,212)
Proceeds from maturities and sales of debt securities available-for-sale	199,740	174,392	97,747	374,132	205,913
Purchases of convertible notes/equity securities	(3,000)	—	(5,000)	(3,000)	(5,150)
Proceeds from sale of equity securities	—	—	2,026	—	3,581
Purchases of property, equipment and software	(20,211)	(20,503)	(12,679)	(40,714)	(28,657)
Proceeds from sale of property and equipment	1,274	12,511	40	13,785	40
Proceeds from sale of intellectual property	—	—	15,000	—	15,000
Proceeds from sale of Fort Collins facility	—	—	10,998	—	10,998
Proceeds from sale of Colorado Springs facility	—	—	7,029	—	7,029
Proceeds from sale of Gresham manufacturing facility	—	—	81,426	—	81,426
Proceeds from sale of Gresham manufacturing facility associated intellectual property	—	—	5,100	—	5,100
Acquisitions of companies, net of cash acquired	517,712	(52,079)	—	465,633	—
Adjustment to goodwill acquired in a prior year for resolution of a pre-acquisition income tax contingency	—	2,442	—	2,442	—

Net cash provided by/(used in) investing activities	633,909	56,133	(14,332)	690,042	(86,932)

Financing activities:
Issuance of common stock	16,246	5,671	20,149	21,917	32,137
Purchase of common stock under repurchase program	(400,355)	—	—	(400,355)	—

Net cash (used in)/provided by financing activities	(384,109)	5,671	20,149	(378,438)	32,137

Effect of exchange rate changes on cash and cash equivalents	268	(65)	365	203	598

Increase in cash and cash equivalents	279,949	117,721	55,624	397,670	94,805

Cash and cash equivalents at beginning of period	445,521	327,800	303,830	327,800	264,649

Cash and cash equivalents at end of period	$725,470	$445,521	$359,454	$725,470	$359,454

*	Depreciation of fixed assets, amortization of intangible assets, software, capitalized intellectual property, debt issuance costs and deferred gains on cancelled interest rate swaps.

LSI CORPORATION
Selected Financial Information (GAAP)
(In millions, except where noted)
(Unaudited)

	Three Months Ended
	July 1,	April 1,	July 2,
	2007	2007	2006
Semiconductor revenues	$484.8	$272.4	$307.4
Storage Systems revenues	$185.1	$193.0	$182.2
Total revenues	$669.9	$465.4	$489.6
Percentage change in revenues-qtr./qtr. ( a )	43.9%	-11.1%	2.9%
Percentage change in revenues-yr./yr. ( b )	36.8%	-2.2%	1.7%

Days sales outstanding	57	59	57
Days of inventory	50	76	54
Current ratio	3.0	4.2	2.3
Quick ratio	2.3	3.4	2.0

Gross margin as a percentage of revenues	22.7%	41.8%	40.5%
R&D as a percentage of revenues	30.1%	22.3%	20.5%
SG&A as a percentage of revenues	17.1%	13.2%	13.2%

Employees ( c )	9,138	4,082	3,867
Revenues per employee (in thousands) ( d )	$293.3	$456.1	$506.5

Selected Cash Flow information
Purchases of property and equipment ( e )	$8.6	$14.4	$7.6
Depreciation / amortization ( f )	$21.0	$11.0	$10.8

( a )	Represents sequential quarter growth/(decrease) in revenues.

( b )	Represents growth/(decrease) in revenues in the quarter presented as compared to the same quarter of the previous year.

( c )	Actual number of employees at the end of each period presented.

( d )	Revenues per employee is calculated by annualizing revenues for each quarter presented and dividing it by the number of employees.

( e )	Excludes purchases of software.

( f )	Represents depreciation of fixed assets and amortization of software.